Exhibit 10.2

FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

Name:
Address:

In accordance with the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Plan”), as an incentive for increased efforts and successful achievements, Franklin Resources, Inc. (the “Company”), has awarded Participant shares of common stock of the Company subject to the terms and conditions of the accompanying Restricted Stock Award Agreement (the “Award Agreement”), this Notice of Restricted Stock Award (the “Notice of Award” and together with the Award Agreement, the “Award”) and the 2002 Plan, as follows (capitalized terms used but not defined in this Notice of Award have the same meaning as set forth in the 2002 Plan):

Award Number:
Award Date:
Total Number of Shares (the “Shares”) Awarded:
Grant Date Value of Award (USD):
Restrictive Covenants Apply:	[Insert “Yes” or “No”]

Subject to Participant’s Continuous Status as an Employee and other limitations set forth in the Award and the 2002 Plan, the Shares shall vest in the amounts and on the dates (each, a “Vesting Date”) set forth in the Vesting Schedule below:
Vesting Dates                Number of Shares

[Vesting schedule terms subject to approval of the Compensation Committee of the Board of Directors of the Company.]

The Shares subject to this Award shall vest only by Participant’s Continuous Status as an Employee and such status is at the will of the Company or the applicable Subsidiary (not through the act of being hired, being granted this Award or acquiring Shares hereunder). Nothing in this Award, or in the 2002 Plan, which is incorporated herein by this reference, affects the Company’s, or a Subsidiary’s, right to terminate, or to change the terms of, Participant’s employment at any time, with or without cause.
From time to time, the Company may be in a “Blackout Period” and/or subject to applicable securities laws that could subject Participant to liability for engaging in any transaction involving the sale of the Shares. Prior to the sale of any Shares acquired under this Award, it is Participant’s responsibility to determine whether or not such sale of Shares will subject Participant to liability under insider trading rules or other applicable securities laws.
In receiving this Award, Participant is hereby notified that the following constitute certain of the terms, conditions and obligations of receiving, holding and potentially vesting in, and settlement of the Award:
(i) Participant may receive the 2002 Plan prospectus in connection with the Form S-8 registration statement for the 2002 Plan, any updates thereto, the 2002 Plan, the Award Agreement and this Notice of Award (collectively, the “2002 Plan Documents”) in electronic form either through the Company’s intranet, the website of the third party stock administration provider used by the Company, or another form of electronic communication (e.g., e-mail), as determined by the Company;

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(ii) Participant has access to the Company’s intranet and the internet;
(iii) Participant may be required to acknowledge receipt of electronic or paper copies of the 2002 Plan Documents and the Company’s most recent annual report to stockholders; and
(iv) Participant has familiarized himself or herself with, and has accepted the Award subject to, the terms and provisions of the 2002 Plan Documents.
Participant may receive, without charge, upon written or oral request, paper copies of any or all of the 2002 Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the 2002 Plan, and the Company’s most recent annual report to stockholders by requesting them from Stock Administration at the Company, One Franklin Parkway, San Mateo, CA 94403-1906. Telephone +1 (650) 312-2000. Email [ ]. Participant may also withdraw Participant’s consent to receive any or all documents electronically by notifying Stock Administration at the above address in writing.
If restrictive covenants apply to the Award (as indicated above), such restrictive covenants shall be governed by the provisions of Exhibit A to the Award Agreement and, for the avoidance of doubt, Exhibit A shall form part of the Award Agreement. In these circumstances, Participant shall be required to accept the Award by electronic or other means, as determined by the Company.
If restrictive covenants do not apply to the Award (as indicated above), the terms, conditions, obligations and requirements of this Notice of Award shall apply as a condition of receiving and holding the Award without the need for any manual or other execution of this Notice of Award by Participant or the Company, and Participant shall be deemed for all purposes to have accepted the Award in the absence of any written notice from Participant to the contrary. Notwithstanding the foregoing, however, as a condition to holding the Award and/or the vesting or settlement of the Award, upon the Company’s request at any time, the Company may require Participant to sign this Notice of Award either manually or electronically.

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FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement, together with any Exhibits or Appendix(es) attached hereto (hereinafter, collectively, the “Agreement”), is made as of the Award Date set forth in the Notice of Restricted Stock Award (the “Notice of Award”) between Franklin Resources, Inc. (the “Company”) and Participant named therein (“Participant”).

WITNESSETH:

WHEREAS, the Board and stockholders of the Company have adopted the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Plan”), authorizing the grant of common stock of the Company (“Stock”) to eligible individuals as an incentive in connection with the performance of services for the Company and its Subsidiaries, as defined in the 2002 Plan, which is incorporated herein by this reference (capitalized terms used but not defined in this Agreement have the same meaning as set forth in the 2002 Plan or the Notice of Award, as applicable); and

WHEREAS, the Company recognizes the efforts of Participant on behalf of the Company and its Subsidiaries and desires to motivate Participant in Participant’s work and provide an inducement to remain in the service of the Company and its Subsidiaries; and

WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to award the Stock provided for in this Agreement and the Notice of Award to Participant, subject to certain restrictions, as an incentive for increased efforts and successful achievements;

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.    Restricted Stock Award.

(a)    The Company is issuing to Participant Shares as set forth in the Notice of Award, subject to the rights of and limitations on Participant as owner thereof as set forth in this Agreement. Such Shares are being issued in book entry form and maintained on the books of Computershare, the Company’s transfer agent, or any successor thereto. All Shares issued hereunder shall be deemed issued to Participant as fully paid and non-assessable shares, and, subject to the restrictions set forth in the 2002 Plan and this Agreement, Participant shall have all rights of a stockholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such Shares in a tender offer, merger, consolidation or other reorganization. The Company shall pay any applicable stock transfer taxes. Participant hereby acknowledges that Participant is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Participant does not intend to subdivide Participant’s interest in the Stock with any other person.

(b)    If so indicated on the Notice of Award, the restrictive covenants set forth on Exhibit A, attached hereto, shall apply and shall form a part of the Agreement.

2.Transfer Restriction. No Stock issued to Participant hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by Participant prior to the date on which it becomes vested under Section 3, except by will or the laws of descent and distribution. This Section shall not preclude Participant from exchanging the Stock awarded hereunder pursuant to a cash or stock tender offer, merger, reorganization or consolidation. Notwithstanding the foregoing, any securities (including stock dividends and stock splits) received with respect to shares of Stock which are not yet vested under Section 3 shall be subject to the provisions of this Agreement in the same manner and shall become fully vested at the same time as the Stock with respect to which such additional securities were issued.

3.    Vesting.

(a)    Participant’s interest in the Stock awarded under Section 1 shall become vested and non-forfeitable in accordance with the Vesting Schedule in the Notice of Award so long as Participant maintains a Continuous Status as an Employee, subject to Section 13 below. Upon vesting, the Company shall, within thirty (30) days of such vesting, deliver to Participant the certificates evidencing the non-forfeitable shares (free of restrictive legends on such stock certificates), provided the withholding requirements of Section 4 have been satisfied. Alternatively, provided the withholding requirements of Section 4 have been satisfied, the Committee may permit or require that such non-forfeitable shares of Stock (free of the restrictive notations on shares of Stock issued in book-entry form) be deposited directly with a brokerage firm or transfer agent determined acceptable to the Company for such purpose or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer.

(b)    If Participant ceases to maintain a Continuous Status as an Employee for any reason other than death or disability (as described in Section 3(c)), all shares of Stock to the extent not yet vested under Section 3(a) on the date Participant ceases to maintain a Continuous Status as an Employee shall be forfeited by Participant without payment of any consideration to Participant therefor. Any shares of Stock so forfeited shall be canceled and returned to the status of authorized but unissued shares, to be held for future distributions under the Company’s 2002 Plan.

(c)    If Participant dies or in the event of termination of Participant’s Continuous Status as an Employee as a result of disability (as determined by an executive officer of the Company in accordance with the policies of the Company) while an employee of the Company or any of its Subsidiaries, Participant’s interest in all shares of Stock awarded hereunder shall become fully vested as of the date of death or termination of employment on account of such disability.  Unless changed by the Committee, “disability” means that Participant ceases to be an employee on account of disability as a result of which Participant is determined to be disabled by the determining authority under the long-term or total permanent disability policy, or government social security or other similar benefit program, of the country or location in which Participant is employed and in the absence of such determining authority, as determined by the Committee in accordance with the policies of the Company.

4.    Withholding of Taxes.

(a)General. Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the Stock awarded, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Stock awarded. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Stock awarded or the subsequent sale of any of the Stock. The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(b)Payment of Withholding Taxes. Prior to any event in connection with the Stock awarded (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state or local taxes or any applicable foreign taxes and including any employment tax obligation (the “Tax Withholding Obligation”), Participant must agree to the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company, including by one of the following methods:

(i)By Share Withholding. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those unrestricted shares of Stock to be delivered to Participant upon vesting under Section 3 above the whole number of shares sufficient to satisfy the Tax Withholding Obligation. Share withholding will result in the delivery of a lower number of unrestricted shares of Stock to Participant. Share withholding will generally be used to satisfy the tax liability of individuals subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(ii)By Sale of Shares. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Securities Exchange Act of 1934, as amended, Participant’s acceptance of the Stock awarded constitutes Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those unrestricted shares of Stock to be delivered to Participant upon vesting under Section 3 above as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. Participant will be responsible for all brokers’ fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant. Participant acknowledges that the Company is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above.

(iii)By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a vesting date), Participant may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Company. Alternatively, the Company may require that Participant satisfy any Tax Withholding Obligation in any such manner. If the Company approves Participant’s request, or so requires, within five (5) business days of a vesting date (or such fewer number of days as determined by the Committee or its designee) Participant must deliver to the Company the amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee.

5.    Successors. This Agreement shall (a) inure to the benefit of, and be enforceable by, the Company successors and assigns, and (b) be binding on Participant’s executors, administrators, heirs and successors, in the event the Participant dies and Section 2 of this Agreement applies. Nothing contained in the 2002 Plan, the Notice of Award or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of Participant or any purchaser or other transferee of Stock or Shares with respect to any loss, cost or expense which Participant, purchaser or other transferee may incur in connection with, or arising out of any transaction involving, any Stock or Shares subject to the 2002 Plan, the Notice of Award or this Agreement.

6.    Integration. The terms of the 2002 Plan, the Notice of Award and this Agreement are intended by the Company and Participant to be the final expression of their agreement with respect to the shares of Stock and may not be contradicted by evidence of any prior or contemporaneous agreement. The Company and Participant further intend that the 2002 Plan, the Notice of Award and this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the 2002 Plan, the Notice of Award or this Agreement. Accordingly, the 2002 Plan, the Notice of Award and this Agreement contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties.

7.    Waivers. Any failure to enforce any terms or conditions of the 2002 Plan, the Notice of Award or this Agreement by the Company or by Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power for all or any other times.

8.    Severability of Provisions. If any provision of the 2002 Plan, the Notice of Award or this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof; and the 2002 Plan, the Notice of Award and this Agreement shall be construed and enforced as if none of them included such provision.

9.    Committee Decisions Conclusive. This Agreement and the Notice of Award are administered and interpreted by the Committee and the Committee has full and exclusive discretion to interpret and administer this Agreement and the Notice of Award. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons, and will be given the maximum possible deference allowed by law.

10.    Mandatory Direct Discussion, Mediation, and Arbitration. To the extent permitted by law, any claim, disagreement, or dispute arising out of or relating to the 2002 Plan, the Notice of Award, and/or this Agreement, including the meaning or interpretation thereof (a “Dispute”), shall be resolved solely and exclusively by direct discussion and mandatory mediation followed, if necessary, by final and binding arbitration in accordance with the terms and procedures specified in this Section 10. These terms and procedures apply solely to the resolution of a Dispute as defined in this Agreement. Any other claim, issue, or complaint raised by Participant who is subject to the Franklin Templeton Investments Alternative Dispute Resolution Policy and Agreement (the “ADR Agreement”), which claims, issues or complaints are not covered by this Agreement will be resolved according to the terms and procedures of the ADR Agreement. With regard to any Dispute as defined in this Agreement, if there is a difference between the terms or procedures defined in the ADR Agreement, and the terms and procedures defined in this Agreement, this Agreement’s terms and procedures shall control. Participant and the Company specifically agree to waive the right to pursue any Dispute before a court or jury.
(a)    Direct Discussion. Upon written notice of any Dispute, Participant and the Company (each referred to as a “party” and together as the “parties”) shall first attempt to resolve the Dispute by direct discussion.

(b)    Mediation. If a Dispute is not resolved by direct discussion then either party may request mediation of the Dispute by sending a written notice requesting mediation to the other party. The parties will mutually agree to the selection of a mediator, whose compensation will be borne by the Company.

(c)Arbitration. If a Dispute is not resolved by direct discussion and mandatory mediation, then either party may request final and binding arbitration of the Dispute by sending a written notice requesting arbitration to the other party. The Dispute will be heard by a single arbitrator unless, within 45 days of receiving the initial written demand for arbitration, either party elects by written notice to the other party for the arbitration to be heard by a panel of three arbitrators. If a single arbitrator is used, the parties will mutually agree to the selection of the arbitrator. If either party elects for the arbitration to be heard by a panel of three arbitrators, each party will select one arbitrator, and the arbitrators selected by the parties will, within a reasonable period of time, then appoint a third arbitrator to serve as chair of the panel.

The arbitration will be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA as amended and effective November 1, 2009 (the “AAA Rules”) but without necessarily retaining AAA or any other third party to administer the arbitration. The parties will determine whether a third party administration service is necessary and, if jointly deemed necessary, agree to a mutually acceptable arbitration administration service, whether AAA or otherwise, within 45 days of receipt of the initial written demand for arbitration. If the parties do not agree about whether a third party is needed to administer the arbitration, or if the parties cannot reach agreement as to which administration service to use within 45 days, any arbitration will be administered by AAA. The location for the arbitration shall be in the county or comparable jurisdiction of Participant’s employment. Judgment on the award rendered may be entered in any court having jurisdiction.

The Company will pay all of the costs of arbitration that are attributable to the employer pursuant to the AAA Rules, unless applicable law requires the Company to pay a greater share or all of the costs. In addition, if a single arbitrator is used, or if the Company elects for the arbitration to be heard by a panel of three arbitrators, the compensation and expenses of the arbitrator(s) will be paid by the Company. If Participant elects for the arbitration to be heard by a panel of three arbitrators, Participant will be responsible for paying one-half of the arbitrators’ compensation and expenses.

All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding under this Section. To the extent permitted by law, Participant waives the right to participate in a class, representative or collective action, as a class representative, class member, as an opt-in party, or private attorney general or join or consolidate claims with claims of any other person or entity, with respect to any Dispute, whether before a court or jury or in arbitration. Nothing in this Agreement, however, is intended or understood to limit, contradict, or preclude the rights reserved by law for Participant to initiate any administrative claim, or to excuse Participant from bringing an administrative claim before any agency in order to fulfill any obligation by Participant to exhaust administrative remedies. The provisions of this Section are intended by Participant and the Company to be exclusive for all purposes and applicable to any and all Disputes.

Except as otherwise provided in this Agreement, or as otherwise mutually agreed by the parties, the arbitrator(s) will conduct the arbitration pursuant to the AAA Rules, the U.S. Federal Arbitration Act, 9 U.S.C. section 1, et seq., and the U.S. Federal Rules of Evidence. The arbitrator(s) shall have jurisdiction and authority only to award Participant an amount equal to or less than the amount of the Award challenged in the Dispute, subject to the same terms and conditions as the Notice of Award in Dispute, and shall not have jurisdiction or authority to make any other award of any type, including, without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages (the “Arbitrator Authority”). Thus, the arbitrator(s) shall not have jurisdiction or authority to grant preliminary or final injunctive relief or specific performance. The remedy, if any, awarded by the arbitrator(s) within the Arbitrator Authority shall be the sole and exclusive remedy for any Dispute that is subject to arbitration under this Section.

If Participant is an Associated Person employed by a Member Firm (as each such term is defined by the rules of the Financial Industry Regulatory Authority (“FINRA”)), nothing in this Agreement prohibits or restricts Participant or the Member Firm from filing an arbitration claim involving a Dispute in the FINRA arbitration forum as specified in FINRA rules. In such a case, the parties each reserve the right to elect to have the arbitration heard by a panel of three arbitrators regardless of the dollar amount of the claim. The parties further agree that the authority of the arbitrator(s) in any FINRA arbitration of a Dispute is limited to the Arbitrator Authority defined above. Unless otherwise mutually agreed by the parties, the arbitrator(s) will conduct the arbitration pursuant to the FINRA Code of Arbitration Procedure for Industry Disputes (the “FINRA Code”) and the Federal Rules of Evidence. All fees, costs, and expenses of FINRA arbitration, whether a single arbitrator or a panel of arbitrators is selected, including any hearing session fees, arbitration fees, surcharges, and filing fees, will be allocated as specified in the FINRA Code.

11.    Delaware Law. The 2002 Plan, the Notice of Award and this Agreement are governed by, and all Disputes arising under or in connection with the 2002 Plan, the Notice of Award and this Agreement shall be resolved in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules, to the extent not preempted by the federal laws of the United States of America.

12.Country Appendices. If Participant relocates to a country outside the United States: (i) any special terms and conditions that may apply to Restricted Stock Awards granted to Participants in such country under Appendices to this Agreement will apply to Participant; or (ii) if Restricted Stock Awards have not been granted to Employees in such country under this Agreement, any other special terms and conditions will apply to Participant, in each case to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the 2002 Plan, and provided the imposition of the term or condition will not result in any adverse accounting expense with respect to the Restricted Stock Award (unless the Company specifically determines to incur such expense).

13.Forfeiture.

(a)    Forfeiture Pursuant to Restatement of Financial Results. Notwithstanding anything in the Award to the contrary, in the event that (i) the Company issues a restatement of financial results to correct a material error; (ii) the Committee determines, in good faith, that fraud or willful misconduct by Participant was a significant contributing factor to the need to issue such restatement; and (iii) some or all of the shares of Stock that were granted and/or other property earned prior to such restatement by Participant would not have been granted and/or earned, as applicable, based upon the restated financial results, Participant shall immediately return to the Company those shares of Stock, property received with respect to those shares of Stock, including any cash dividends paid with respect to those shares of Stock, any pre-tax income derived from ownership and any gross proceeds from disposition of such Stock and property, that would not have been granted and/or earned based upon the restated financial results (the “Repayment Obligation”), and all such shares of Stock (whether or not vested) shall immediately be forfeited. The Company shall be able to enforce the Repayment Obligation by all legal means available, including, without limitation, by withholding such amount from other sums and property owed by the Company to Participant.

(b)    Forfeiture Pursuant to Fraud or Breach of Securities Law. Notwithstanding anything in the Award to the contrary, in the event that Participant:

(i)    is convicted by any court for fraud;

(ii)    is finally adjudicated by any court or is otherwise finally determined by a Regulatory Agency to be in violation of any Securities Law where the violation related to a period of time during which Participant was an employee; or

(iii)    enters into a settlement agreement with a Regulatory Agency, with or without admission of any liability, in relation to or in connection with an allegation concerning a violation of any Securities Law by Participant where the violation or alleged violation related to a period of time during which Participant was an employee, and the terms of the settlement agreement result in (x)  Participant making, or being required to make, payment of any penalty or a payment in lieu of any penalty or redress in respect of such violation, or alleged violation; (y) the publication of any statement of reprimand or censure; or (z) Participant suffering any other penalty including (without limitation) suspension or termination of Participant’s status for the purposes of any Securities Law, all of Participant’s shares of Stock granted pursuant to this Agreement that have not vested shall immediately be forfeited without any payment to Participant therefor and Participant will immediately cease to have any further rights over or interest in such shares of Stock.

Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that only a portion of Participant’s shares of Stock specified by the Committee (or no such shares of Stock) shall be forfeited.

For the purposes of this Section 13(b), the following words shall have the following meanings:

“Regulatory Agency” shall mean in any jurisdiction any department of government, independent agency, authority appointed by statute or by government in connection with the supervision and/or enforcement of any Securities Law including, but not limited to, the U.S. Securities and Exchange Commission;

“Securities Law” shall mean any enactment, law, statute, rule, requirement or regulation in any jurisdiction relating to Securities that is or was applicable to the Company or that is or was applicable to Participant; and

“Securities” shall mean any shares, bonds, derivatives or other financial instruments or financial assets or any interest therein.

(c)    Other Repayment/Forfeiture. Any benefits Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar laws, and implementing rules and regulations, of the European Union (as implemented by its member states and by the European Securities and Markets Authority) and of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Participant.

END OF AGREEMENT

EXHIBIT A
TO
FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Exhibit A to the Agreement shall apply if so indicated in the Notice of Award.
1.Confidentiality.

(a)Confidential Information Obligations and Restrictions. Participant shall keep confidential and, except as the Company may otherwise consent to in writing, shall not divulge, communicate, disclose, or use to the detriment of the Company Group or for the benefit of any other person or persons, misuse in any way, or make any use of, except for the benefit of the Company Group, at any time either between the Award Date and the applicable Vesting Date or at any time thereafter, any Confidential Information (as defined below). Participant shall not disclose, deliver, reproduce, or in any way allow any such Confidential Information to be disclosed, delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company, except in connection with the discharge of Participant’s duties. Any Confidential Information now or hereafter acquired by Participant with respect to the business of the Company Group shall be deemed a valuable, special and unique asset of the Company Group that is received by Participant in confidence and as a fiduciary, and Participant shall remain a fiduciary to the Company with respect to all of such information. Notwithstanding anything to the contrary herein, Participant shall not have any obligation to keep confidential any information (and the term “Confidential Information” shall not be deemed to include any information) that (A) is generally available to the public through no fault or wrongful act of Participant in breach of the terms hereof, (B) is disseminated by the Company Group publicly without requiring confidentiality, (C) is required by law or regulation to be disclosed by Participant, or (D) is required to be disclosed by Participant to any Government Agency (as defined below) or person to whom disclosure is required by judicial or administrative process.

(b)Permissible Disclosure of Confidential Information.

(i)Employee Rights Protected. Nothing in this Agreement shall limit or interfere with Participant’s right to file a charge or complaint with any Government Agency (as defined below) or ability, without notice to or authorization from the Company, to communicate with any Government Agency for the purpose of reporting a reasonable belief that a possible violation of law has occurred or may occur, or to participate, cooperate, provide information (including documents) or testify in any inquiry, investigation, proceeding or action that may be conducted by any Government Agency.  Participant will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of any Confidential Information or other trade secret that is made in confidence to a Government Agency or to an attorney solely for the purpose of reporting or investigating a suspected violation of law.  Participant will also not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of any Confidential Information or other trade secret that is made in a complaint or other document filed in a legal proceeding, if such filing is made under seal.  If Participant files a claim against the Company or any member of the Company Group alleging that the Company (or any member of the Company Group) retaliated against Participant for reporting a suspected violation of law, Participant may disclose the Confidential Information or other trade secret to Participant’s attorney and use the Confidential Information or other trade secret information in such legal proceeding provided Participant (i) files any document containing the Confidential Information or other trade secret under seal and (ii) does not otherwise disclose the Confidential Information or other trade secret, except pursuant to an order issued by the tribunal with jurisdiction over Participant’s claim.

(ii)Responding to Legal Process. Separately, to the extent Participant receives any subpoena, court order, or other legal process issued in any private litigation or arbitration regarding any matter or action involving the Company Group, then to the extent permitted by law or regulation, Participant shall, before providing any Confidential Information, give prompt prior written notice to the Company’s General Counsel in order to provide the Company with a reasonable opportunity to take appropriate steps to protect its Confidential Information to the fullest extent possible.

2.Return of Confidential Material. Upon the completion or other termination of Participant’s services for the Company Group, Participant shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, notes and books and data of any nature pertaining to any Confidential Information of the Company Group or to Participant’s services, and Participant will not take any description containing or pertaining to any Confidential Information or data of the Company Group which Participant may produce or obtain during the course of Participant’s services.

3.Non-Solicit; Non-Interference. Participant agrees that the Company Group has invested substantial time, effort and expense in compiling its Confidential Information, in assembling its present staff of personnel and in attracting and/or contracting with its current clients and customers and its prospective clients and customers. In consideration of the Company Group granting access to Confidential Information, and in order to protect both the confidentiality of Confidential Information and the Company Group’s connections with staff, clients and customers and prospective clients and customers, Participant agrees that, subject to any applicable jurisdiction specific limitations set forth in Section 4(a) and (b) below, during Participant’s employment and during the Restricted Period, Participant shall not:

(a)either on Participant’s own account or in conjunction with or on behalf of any other person, directly or indirectly, solicit, approach, counsel, entice away or attempt to entice away any individual who during the Relevant Period is or was a Senior Employee of the Company Group in the Restricted Area to leave the employ of the Company Group, including by means of the supply of names or expressing views on qualifications or otherwise; or

(b)either on Participant’s own account or in conjunction with or on behalf of any other person, solicit, approach, contact, communicate with, or have business dealings, directly or indirectly, with any person in the Restricted Area who was an investor or business partner, a client or customer or prospective client or customer of the Company Group during the Relevant Period and with whom Participant had material business dealings during the Relevant Period; provided, that nothing contained in this Section 3(b) shall be deemed to prohibit Participant from seeking or doing any business which is not in direct or indirect competition with the business carried on by the Company Group.

4.Certain Limitations. If a court determines that a restriction set forth in Section 3(a) or (b) cannot be enforced as written because it is overbroad in part (such as time, scope of activity, or geography), the parties agree that a court shall enforce the restrictions to such lesser extent as is allowed by law and/or reform the overbroad part of the restriction to make it enforceable. If, despite the foregoing, any provision contained in this Exhibit A is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect. In addition, the following provisions shall apply to limit, in whole or in part, the application of Section 3(a) and (b) of this Exhibit A:

(a)California.  For so long as Participant resides in California and California law controls, Section 3(a) shall only be applicable to solicitation by unlawful means, including use of Confidential Information, and Section 3(b) shall only be applicable to solicitation to the extent that Participant’s solicitation involves use or disclosure of Confidential Information.

(b)New York.   For so long as Participant resides in New York and New York law controls, Section 3(b) shall be deemed modified so that client or customer means a client or customer (person or entity) that either (i) Participant had relevant business-related dealings with; or (ii) in relation to whom Participant had access to Confidential Information, in either case, for the first time during employment with the Company Group.

5.Acceptance. Participant accepts that the restrictions contained in this Exhibit A are reasonable and necessary for the protection of the legitimate interests of the Company Group.

6.Definitions. For purposes of this Exhibit A, the capitalized terms below shall have the following meanings:

(a)“Company Group” means the Company and its Subsidiaries, partnerships, joint ventures and related and affiliated business entities.

(b)“Confidential Information” means information disclosed to Participant or known by Participant as a consequence of or through the unique position of Participant’s employment with the Company or any of its Subsidiaries (including information conceived, originated, discovered or developed by Participant) prior to or after the Award Date, and not generally or publicly known, about the Company or its business, including, without limitation, data, information or other compilation of information of the Company Group relating to the products, processes, technical data, research and development, formulas, programs, test data, customer lists, investor lists, business plans, marketing plans, investment plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company Group or any of its clients, customers, consultants, licensees or affiliates which Participant may produce, obtain or otherwise learn of during the course of Participant’s performance of services, including information expressly deemed to be confidential by the Company Group.

(c)“Government Agency” includes any U.S. or non-U.S. national, federal, provincial, regional, state, or local governmental agency, commission or legislative body, or self-regulatory organization, including, by way of representative example only, any securities and financial regulators or employment and labor regulators.

(d)“Relevant Period” means the 12-month period up to and including the date of Participant’s termination of employment with the Company Group (or, where Participant is placed on garden leave, the 12-month period up to and including the date of the commencement of such period of garden leave).

(e)“Restricted Area” means those geographic regions or territories within any country or state in which any member of the Company Group operates where during the last two years of Participant’s employment with the Company Group, as applicable: (i) Participant is or was engaged to provide services or materially involved in providing services (including account management, both individually and with colleagues, and client services undertaken in locations outside Participant’s place of work); and/or (ii) Participant has or had geographic responsibility.

(f)“Restricted Period” means the 12-month period after the date of Participant’s termination of employment with the Company Group. The Restricted Period shall be reduced by any period spent on garden leave.

(g)“Senior Employee” means any employee with whom Participant had material business dealings during the Relevant Period and who: (a) has direct business contact with clients or customers or prospective clients or customers as part of such employee’s day-to-day work; or (b) operates at a senior professional level or holds a management/executive role.

7.    Survival. This Exhibit A shall survive the expiration or termination of Participant’s employment and shall survive the expiration or termination of the Agreement.

APPENDIX A
TO
FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-U.S. RESIDENT PARTICIPANTS

Notwithstanding the terms of the Restricted Stock Award Agreement (the “Base Agreement”) to which this Appendix A is attached, if Participant is not resident in the United States at the time of grant of the Award or at any time between the time of grant and vesting of the Award, the following terms and provisions shall amend and supersede the terms and provisions set forth in the Base Agreement to the extent set forth herein. In the event of any conflict between the Base Agreement and this Appendix A, the terms of this Appendix A shall prevail.

A.    Vesting.

Section 3(b) of the Base Agreement is amended to read in full as follows:

(b)    In the event of termination of Participant’s Continuous Status as an Employee (whether or not in breach of local labor laws and whether or not later found to be invalid) for any reason other than death or disability (as described in Section 3(c)), Participant’s rights under the 2002 Plan, including but not limited to the right to receive shares of Stock, if any, and the vesting thereof will terminate effective as of the date that Participant is no longer an active employee of the Company or one of its Subsidiaries and will not be extended by any notice period, whether mandated under local law or agreed upon between the Company or a Subsidiary and Participant (e.g., active employment would not include a period of “garden leave” or similar period required pursuant to local law or the terms of any agreement between the Company or a Subsidiary and Participant). For avoidance of doubt, the foregoing provision expressly applies to any case where Participant’s employment is terminated by Participant for any reason, by the Company or a Subsidiary with or without cause for any reason, or in the event of any other termination of Participant’s employment caused directly or indirectly by the Company or a Subsidiary. All shares of Stock to the extent not yet vested under Section 3(a) on the date Participant ceases to be an active employee shall be forfeited by Participant without payment of any consideration to Participant therefor. Any shares of Stock so forfeited shall be canceled and returned to the status of authorized but unissued shares, to be held for future distributions under the Company’s 2002 Plan. The Company shall have the exclusive discretion to determine when Participant is no longer an active employee for purposes of the grant of the shares of Stock.

B.    Withholding of Taxes.

Section 4 of the Base Agreement is amended to read in full as follows:

(a)    General. Regardless of any action the Company or any of its Subsidiaries, including Participant’s actual employer (the “Employer”), takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the shares of Stock, including the grant and issuance of the shares of Stock, the vesting of the shares of Stock, the subsequent sale of any of the unrestricted shares of Stock acquired pursuant to the vesting thereof and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the shares of Stock to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)    Payment of Withholding Taxes. Prior to any event in connection with the shares of Stock awarded (e.g., vesting) that the Company determines may result in any obligation to withhold or account for Tax-Related Items, Participant shall pay, or make adequate arrangements satisfactory to the Company and/or to the Employer (in their sole discretion) to satisfy, all withholding and payment on account obligations of the Company and/or the Employer (the “Tax Withholding Obligation”). In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Employer. Alternatively, or in addition, if permissible under local law, the Company or the Employer, or their respective agents, may, in their sole discretion, satisfy the Tax Withholding Obligation by one of the following methods:
(i)    By Share Withholding. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those unrestricted shares of Stock to be delivered to Participant upon vesting under Section 3 above the whole number of shares sufficient to satisfy the Tax Withholding Obligation. If the obligation of Tax-Related Items is satisfied by Share withholding (i.e., reducing the number of unrestricted shares of Stock delivered upon vesting of the Units) as set forth herein, for tax purposes, Participant is deemed to have been issued the full number of shares subject to the shares awarded, notwithstanding that a number of the shares is held back solely for the purpose of satisfying the Tax Withholding Obligation. Share withholding will generally be used to satisfy the tax liability of individuals subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.
(ii)    By Sale of Shares. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Securities Exchange Act of 1934, as amended, Participant’s acceptance of the Stock awarded constitutes Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell or arrange for the sale of unrestricted Share of Stock to be delivered to Participant upon the vesting under Section 3 above to satisfy the Tax Withholding Obligation. Such shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. Participant will be responsible for all brokers’ fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. If the Tax Withholding Obligation is satisfied by sale of shares, the Company and the Employer will endeavor to sell only the number of shares required to satisfy Participant’s and/or the Employer’s obligation for Tax-Related Items; however, Participant agrees that the Company and/or the Employer may sell more shares than necessary to cover the Tax-Related Items and that, in such event, the Company will reimburse Participant for the excess amount withheld, in cash and without interest. Participant acknowledges that the Company is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s obligation for Tax-Related Items. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above.
(iii)    By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a vesting date), Participant may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Company. If the Company approves Participant’s request, within five (5) business days of a vesting date (or such fewer number of days as determined by the Committee or its designee) Participant must deliver to the Company the amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check in U.S. dollars payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee.

Participant shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the 2002 Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver unrestricted shares of Stock or the proceeds of the sale of shares of Stock to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax-Related Items.

C.    Forfeiture.

Section 13 of the Base Agreement is supplemented by the following provision:

In its sole discretion, the Committee may amend or waive the provisions of Section 13 of the Base Agreement, in whole or in part, to the extent necessary or advisable to comply with applicable laws, as determined by the Committee.

D.    Additional Provisions.

The Base Agreement is further amended by adding the following after the text of Section 13:

14.    Requirements of Law. The granting of the Award under the 2002 Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Stock will be issued or delivered to Participant under the 2002 Plan unless and until there has been compliance with such applicable laws, as determined by the Company.

15.    Nature of the Grant. In accepting the Award, Participant acknowledges that:

(a)the 2002 Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of shares of Stock, or benefits in lieu of shares of Stock even if shares of Stock or other services have been awarded repeatedly in the past;

(c)all decisions with respect to future grants of shares of Stock, if any, will be at the sole discretion of the Company;

(d)Participant’s participation in the 2002 Plan is voluntary;

(e)the Award and the shares of Stock subject to the Award are not intended to replace any pension rights or compensation;

(f)notwithstanding any language in the Agreement or the Notice of Award to the contrary, awards under the 2002 Plan, including the Award, and the shares of Stock subject to the Award, are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and the Award is outside the scope of Participant’s employment contract, if any;

(g)notwithstanding any language in the Agreement or the Notice of Award to the contrary, awards under the 2002 Plan, including the Award, and the shares of Stock subject to the Award, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company the Employer, or any Subsidiary or affiliate of the Company;

(h)the grant of the Award will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or affiliate of the Company;

(i)the future value of the shares of Stock is unknown and cannot be predicted with certainty;

(j)no claim or entitlement to compensation or damages arises from the forfeiture of the Award resulting from termination of Participant’s Continuous Status as an Employee of the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any such claim against the Company or the Employer, waives Participant’s ability, if any, to bring such claim, and releases the Company or any Subsidiary or affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the 2002 Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents to request dismissal or withdrawal of such claim; and

(k)further, no claim or entitlement to compensation or damages arises if, in satisfying Participant’s (and/or the Employer’s) obligation for Tax-Related Items pursuant to Section 4 of the Base Agreement (as modified by this Appendix A), the Company and/or the Employer withholds an amount in excess of the amount legally required to be withheld, and in consideration of the grant of the Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any such claim against the Company or the Employer, waives Participant’s ability, if any, to bring such claim, and releases the Company or any Subsidiary or affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the 2002 Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents to request dismissal or withdrawal of such claim.

16.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the 2002 Plan or acquisition or sale of shares of Stock. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding his or her participation in the 2002 Plan before taking any action related to the 2002 Plan.

17.    Data Protection.

The Company’s External Privacy and Cookies Notice (the “External Privacy Notice”) is available online at: http://www.franklintempletonglobal.com/franklintempletonglobal/privacy (and “GDPR Frequently Asked Questions” can be found at the same URL).

The information in this Section 17 is provided to Participants by the Company for the exclusive purpose of processing Personal Data (as defined in the External Privacy Notice) in the context of implementing, administering and managing the 2002 Plan. For the purposes of this Section 17, the Company is the controller. Where local data protection laws require the appointment of a local representative, such representative will be the Company’s Data Protection Officer. A glossary of terms used in this Section 17 is provided below.

This Section 17 applies in addition to the Company’s Employee Privacy Notice which can be accessed via Passport.

Participant is responsible for: (i) providing the Employer and the Company with accurate and up-to-date Personal Data; and (ii) updating those Personal Data in the event of any material changes.

For any questions related to this Section 17 or relating to the Company’s processing of Personal Data, please contact the Data Protection Officer at [__________].

Glossary

‘controller’ means the entity that decides how and why Personal Data are processed.

‘process’, ‘processing’ or ‘processed’ means anything that is done with Personal Data, including collecting, storing, accessing, using, editing, disclosing or deleting those data.

18.    Language. If Participant has received the Agreement or any other document related to the 2002 Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the 2002 Plan, on the Award and on any Shares acquired under the 2002 Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the 2002 Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK AWARD

Name:
Address:

In accordance with the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Plan”), as an incentive for increased efforts and successful achievements, Franklin Resources, Inc. (the “Company”), has awarded Participant shares of common stock of the Company subject to the terms and conditions of the accompanying Restricted Stock Award Agreement (the “Award Agreement”), this Notice of Restricted Stock Award (the “Notice of Award” and together with the Award Agreement, the “Award”) and the 2002 Plan, as follows (capitalized terms used but not defined in this Notice of Award have the same meaning as set forth in the 2002 Plan):

Award Number:
Award Date:
Total Number of Shares (the “Shares”) Awarded:
Grant Date Value of Award (USD):
Restrictive Covenants Apply:	[Insert “Yes” or “No”]

Subject to Participant’s Continuous Status as an Employee and other limitations set forth in the Award and the 2002 Plan, the Shares shall vest in the percentages and on the dates (each, a “Vesting Date”) set forth in the table below.
Vesting Dates            % of Shares Vesting on Vesting Dates
[Vesting schedule terms subject to approval of the Compensation Committee of the Board of Directors of the Company.]
Unless otherwise set forth in the Award and the 2002 Plan, if Participant’s Continuous Status as an Employee terminates for any reason prior to a Vesting Date, the unvested Shares shall be forfeited and deemed reconveyed to the Company on the date of such termination, and the Company shall thereafter be the legal and beneficial owner of such reconveyed Shares and shall have all rights and interest in or related thereto without further action by Participant.
Participant acknowledges and agrees that the Shares subject to this Award shall vest only by Participant’s Continuous Status as an Employee on the applicable Vesting Dates and that such status is at the will of the Company or the applicable Subsidiary (not through the act of being hired, being granted this Award or acquiring Shares hereunder). Participant further acknowledges and agrees that nothing in this Award nor in the 2002 Plan, which is incorporated herein by this reference, affects the Company’s, or a Subsidiary’s, right to terminate, or to change the terms of, Participant’s employment at any time, with or without cause.
Participant further acknowledges that, from time to time, the Company may be in a “Blackout Period” and/or subject to applicable securities laws that could subject Participant to liability for engaging in any transaction involving the sale of the Shares. Participant further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is Participant’s responsibility to determine whether or not such sale of Shares will subject Participant to liability under insider trading rules or other applicable securities laws.

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Participant hereby: (i) consents to access the 2002 Plan prospectus in connection with the Form S-8 registration statement for the 2002 Plan, any updates thereto, the 2002 Plan, the Award Agreement and this Notice of Award (collectively, the “2002 Plan Documents”) in electronic form either through the Company’s Intranet or another form of electronic communication (e.g. e-mail); (ii) represents that Participant has access to the Company’s Intranet and the Internet; (iii) acknowledges receipt of electronic copies, or that Participant is already in possession of paper copies, of the 2002 Plan Documents and the Company’s most recent annual report to stockholders; and (iv) acknowledges that Participant is familiar with and has accepted the Award subject to the terms and provisions of the 2002 Plan Documents.
Participant may receive, without charge, upon written or oral request, paper copies of any or all of the 2002 Plan Documents, documents incorporated by reference in the Form S-8 registration statement for the 2002 Plan, and the Company’s most recent annual report to stockholders by requesting them from Stock Administration at the Company, One Franklin Parkway, San Mateo, CA 94403-1906. Telephone (650) 312-2000. Email [___________]. Participant may also withdraw Participant’s consent to receive any or all documents electronically by notifying Stock Administration at the above address in writing.
*    *    *
By accepting the Award, whether in electronic form or otherwise, Participant agrees that the Award is granted under and governed by the terms and conditions of the 2002 Plan, this Notice of Award and the Award Agreement.

Participant Signature	Authorized Franklin Resources, Inc. Officer Signature

Printed Name	Printed Name

Date	Date

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FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement, together with any Exhibits or Appendix(es) attached hereto (hereinafter, collectively, the “Agreement”), is made as of the Award Date set forth in the Notice of Restricted Stock Award (the “Notice of Award”) between Franklin Resources, Inc. (the “Company”) and Participant named therein (“Participant”).

WITNESSETH:

WHEREAS, the Board and stockholders of the Company have adopted the Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Plan”), authorizing the grant of common stock of the Company (“Stock”) to eligible individuals as an incentive in connection with the performance of services for the Company and its Subsidiaries, as defined in the 2002 Plan, which is incorporated herein by this reference (capitalized terms used but not defined in this Agreement have the same meaning as set forth in the 2002 Plan or the Notice of Award, as applicable); and

WHEREAS, the Company recognizes the efforts of Participant on behalf of the Company and its Subsidiaries and desires to motivate Participant in Participant’s work and provide an inducement to remain in the service of the Company and its Subsidiaries; and

WHEREAS, the Company has determined that it would be to the advantage and in the interest of the Company and its stockholders to award the Stock provided for in this Agreement and the Notice of Award to Participant, subject to certain restrictions, as an incentive for increased efforts and successful achievements;

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Restricted Stock Award.

(a)The Company is issuing to Participant Shares as set forth in the Notice of Award, subject to the rights of and limitations on Participant as owner thereof as set forth in this Agreement. Such Shares are being issued in book entry form and maintained on the books of Computershare, the Company’s transfer agent, or any successor thereto. All Shares issued hereunder shall be deemed issued to Participant as fully paid and non-assessable shares, and, subject to the restrictions set forth in the 2002 Plan and this Agreement, Participant shall have all rights of a stockholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such Shares in a tender offer, merger, consolidation or other reorganization. The Company shall pay any applicable stock transfer taxes. Participant hereby acknowledges that Participant is acquiring the Stock issued hereunder for investment and not with a view to the distribution thereof, and that Participant does not intend to subdivide Participant’s interest in the Stock with any other person.

(b)If so indicated on the Notice of Award, the restrictive covenants set forth on the Restrictive Covenants Exhibit, attached hereto, shall apply and shall form a part of the Agreement.

2.Transfer Restriction. No Stock issued to Participant hereunder shall be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by Participant prior to the date on which it becomes vested under Section 3, except by will or the laws of descent and distribution. This Section shall not preclude Participant from exchanging the Stock awarded hereunder pursuant to a cash or stock tender offer, merger, reorganization or consolidation. Notwithstanding the foregoing, any securities (including stock dividends and stock splits) received with respect to shares of Stock which are not yet vested under Section 3 shall be subject to the provisions of this Agreement in the same manner and shall become fully vested at the same time as the Stock with respect to which such additional securities were issued.

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3.    Vesting.

(a)    Participant’s interest in the Stock awarded under Section 1 shall become vested and nonforfeitable in accordance with the Vesting Schedule in the Notice of Award so long as Participant maintains a Continuous Status as an Employee on each applicable Vesting Date, subject to Section 12 below. Upon vesting, the Company shall, within thirty (30) days of such vesting, deliver to Participant the certificates evidencing the nonforfeitable Shares (free of restrictive legends on such stock certificates), provided the withholding requirements of Section 4 have been satisfied. Alternatively, provided the withholding requirements of Section 4 have been satisfied, the Committee may permit or require that such nonforfeitable shares of Stock (free of the restrictive notations on shares of Stock issued in book-entry form) be deposited directly with a brokerage firm or transfer agent determined acceptable to the Company for such purpose or to a designated agent of the Company, and the Committee may utilize electronic or automated methods of share transfer.

(b)    If Participant ceases to maintain a Continuous Status as an Employee for any reason, all shares of Stock to the extent not yet vested under Section 3(a) on the date Participant ceases to maintain a Continuous Status as an Employee shall be forfeited by Participant without payment of any consideration to Participant therefor. Any shares of Stock so forfeited shall be canceled and shall be returned to the status of authorized but unissued Shares, to be held for future distributions under the Company’s 2002 Plan. Notwithstanding the above, an executive officer of the Company, in his or her sole discretion, may determine whether a portion or all of the unvested shares of Stock awarded hereunder become vested as of the date of death or termination of employment on account of disability (as determined by an executive officer of the Company in accordance with the policies of the Company). Unless changed by the Board, “disability” means that Participant ceases to be an employee on account of disability as a result of which Participant is determined to be disabled by the determining authority under the long-term or total permanent disability policy, or government social security or other similar benefit program, of the country or location in which Participant is employed and in the absence of such determining authority by the Board in accordance with the policies of the Company.

4.    Withholding of Taxes.

(a)General. Participant is ultimately liable and responsible for all taxes owed by Participant in connection with the Stock awarded, regardless of any action the Company or any of its Subsidiaries takes with respect to any tax withholding obligations that arise in connection with the Stock awarded. Neither the Company nor any of its Subsidiaries makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Stock awarded or the subsequent sale of any of the Stock. The Company and its Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate Participant’s tax liability.

(b)Payment of Withholding Taxes. Prior to any event in connection with the Stock awarded (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state or local taxes or any applicable foreign taxes and including any employment tax obligation (the “Tax Withholding Obligation”), Participant must agree to the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company, including by means of one of the following methods:

(i)By Share Withholding. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those unrestricted shares of Stock to be delivered to Participant upon vesting under Section 3 above the whole number of Shares sufficient to satisfy the Tax Withholding Obligation. Share withholding will result in the delivery of a lower number of unrestricted shares of Stock to Participant. Share withholding will generally be used to satisfy the tax liability of individuals subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

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(ii)By Sale of Shares. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Securities Exchange Act of 1934, as amended, Participant’s acceptance of the Stock awarded constitutes Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those unrestricted shares of Stock to be delivered to Participant upon vesting under Section 3 above as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a Vesting Date) or as soon thereafter as practicable. Participant will be responsible for all brokers’ fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Tax Withholding Obligation, the Company agrees to pay such excess in cash to Participant. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Tax Withholding Obligation. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii)By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a Vesting Date), Participant may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Company. Alternatively, the Company may require that Participant satisfy any Tax Withholding Obligation in any such manner. If the Company approves Participant’s request, or so requires, within five (5) business days of a Vesting Date (or such fewer number of days as determined by the Committee or its designee) Participant must deliver to the Company the amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee.

5.    Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing contained in the 2002 Plan, the Notice of Award or this Agreement shall be interpreted as imposing any liability on the Company or the Committee in favor of Participant or any purchaser or other transferee of Stock with respect to any loss, cost or expense which such Participant, purchaser or other transferee may incur in connection with, or arising out of any transaction involving, any Stock subject to the 2002 Plan, the Notice of Award or this Agreement.

6.    Integration. The terms of the 2002 Plan, the Notice of Award and this Agreement are intended by the Company and Participant to be the final expression of their agreement with respect to the shares of Stock and may not be contradicted by evidence of any prior or contemporaneous agreement. The Company and Participant further intend that the 2002 Plan, the Notice of Award and this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any arbitration, judicial, administrative or other legal proceeding involving the 2002 Plan, the Notice of Award or this Agreement. Accordingly, the 2002 Plan, the Notice of Award and this Agreement contain the entire understanding between the parties and supersede all prior oral, written and implied agreements, understandings, commitments and practices among the parties.

7.    Waivers. Any failure to enforce any terms or conditions of the 2002 Plan, the Notice of Award or this Agreement by the Company or by Participant shall not be deemed a waiver of that term or condition, nor shall any waiver or relinquishment of any right or power for all or any other times.

8.    Severability of Provisions. If any provision of the 2002 Plan, the Notice of Award or this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof; and the 2002 Plan, the Notice of Award and this Agreement shall be construed and enforced as if none of them included such provision.

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9.    Committee Decisions Conclusive. All decisions of the Committee arising under the 2002 Plan, the Notice of Award or this Agreement shall be conclusive.

10.    Mandatory Direct Discussion, Mediation, and Arbitration. To the extent permitted by law, any claim, disagreement, or dispute arising out of or relating to the 2002 Plan, the Notice of Award, and/or this Agreement, including the meaning or interpretation thereof (a “Dispute”), shall be resolved solely and exclusively by direct discussion and mandatory mediation followed, if necessary, by final and binding arbitration in accordance with the terms and procedures specified in this Section 10. These terms and procedures apply solely to the resolution of a Dispute as defined in this Agreement. Any other claim, issue, or complaint raised by the Participant who is subject to the Franklin Templeton Investments Alternative Dispute Resolution Policy and Agreement (the “ADR Agreement”), which claims, issues or complaints are not covered by this Agreement will be resolved according to the terms and procedures of the ADR Agreement. With regard to any Dispute as defined in this Agreement, if there is a difference between the terms or procedures defined in the ADR Agreement, and the terms and procedures defined in this Agreement, this Agreement’s terms and procedures shall control. The Participant and the Company specifically agree to waive the right to pursue any Dispute before a court or jury.
(a)    Direct Discussion. Upon written notice of any Dispute, the Participant and the Company (each referred to as a “party” and together as the “parties”) shall first attempt to resolve the Dispute by direct discussion.

(b)    Mediation. If a Dispute is not resolved by direct discussion then either party may request mediation of the Dispute by sending a written notice requesting mediation to the other party. The parties will mutually agree to the selection of a mediator, whose compensation will be borne by the Company.

(c)    Arbitration. If a Dispute is not resolved by direct discussion and mandatory mediation, then either party may request final and binding arbitration of the Dispute by sending a written notice requesting arbitration to the other party. The Dispute will be heard by a single arbitrator unless, within 45 days of receiving the initial written demand for arbitration, either party elects by written notice to the other party for the arbitration to be heard by a panel of three arbitrators. If a single arbitrator is used, the parties will mutually agree to the selection of the arbitrator. If either party elects for the arbitration to be heard by a panel of three arbitrators, each party will select one arbitrator, and the arbitrators selected by the parties will, within a reasonable period of time, then appoint a third arbitrator to serve as chair of the panel.

The arbitration will be conducted in accordance with the Employment Arbitration Rules and Mediation Procedures of the AAA as amended and effective November 1, 2009 (the “AAA Rules”) but without necessarily retaining AAA or any other third party to administer the arbitration. The parties will determine whether a third party administration service is necessary and, if jointly deemed necessary, agree to a mutually acceptable arbitration administration service, whether AAA or otherwise, within 45 days of receipt of the initial written demand for arbitration. If the parties do not agree about whether a third party is needed to administer the arbitration, or if the parties cannot reach agreement as to which administration service to use within 45 days, any arbitration will be administered by AAA. The location for the arbitration shall be in the county or comparable jurisdiction of the Participant’s employment. Judgment on the award rendered may be entered in any court having jurisdiction.

The Company will pay all of the costs of arbitration that are attributable to the employer pursuant to the AAA Rules, unless applicable law requires the Company to pay a greater share or all of the costs. In addition, if a single arbitrator is used, or if the Company elects for the arbitration to be heard by a panel of three arbitrators, the compensation and expenses of the arbitrator(s) will be paid by the Company. If the Participant elects for the arbitration to be heard by a panel of three arbitrators, the Participant will be responsible for paying one-half of the arbitrators’ compensation and expenses.

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All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding under this Section. To the extent permitted by law, the Participant waives the right to participate in a class, representative or collective action, as a class representative, class member, as an opt-in party, or private attorney general or join or consolidate claims with claims of any other person or entity, with respect to any Dispute, whether before a court or jury or in arbitration. Nothing in this Agreement, however, is intended or understood to limit, contradict, or preclude the rights reserved by law for the Participant to initiate any administrative claim, or to excuse the Participant from bringing an administrative claim before any agency in order to fulfill any obligation by the Participant to exhaust administrative remedies. The provisions of this Section are intended by the Participant and the Company to be exclusive for all purposes and applicable to any and all Disputes.

Except as otherwise provided in this Agreement, or as otherwise mutually agreed by the parties, the arbitrator(s) will conduct the arbitration pursuant to the AAA Rules, the U.S. Federal Arbitration Act, 9 U.S.C. section 1, et seq., and the U.S. Federal Rules of Evidence. The arbitrator(s) shall have jurisdiction and authority only to award the Participant an amount equal to or less than the amount of the Award challenged in the Dispute, subject to the same terms and conditions as the Notice of Award in Dispute, and shall not have jurisdiction or authority to make any other award of any type, including, without limitation, punitive damages, unforeseeable economic damages, damages for pain, suffering or emotional distress, or any other kind or form of damages (the “Arbitrator Authority”). Thus, the arbitrator(s) shall not have jurisdiction or authority to grant preliminary or final injunctive relief or specific performance. The remedy, if any, awarded by the arbitrator(s) within the Arbitrator Authority shall be the sole and exclusive remedy for any Dispute that is subject to arbitration under this Section.

If the Participant is an Associated Person employed by a Member Firm (as each such term is defined by the rules of the Financial Industry Regulatory Authority (“FINRA”)), nothing in this Agreement prohibits or restricts the Participant or the Member Firm from filing an arbitration claim involving a Dispute in the FINRA arbitration forum as specified in FINRA rules. In such a case, the parties each reserve the right to elect to have the arbitration heard by a panel of three arbitrators regardless of the dollar amount of the claim. The parties further agree that the authority of the arbitrator(s) in any FINRA arbitration of a Dispute is limited to the Arbitrator Authority defined above. Unless otherwise mutually agreed by the parties, the arbitrator(s) will conduct the arbitration pursuant to the FINRA Code of Arbitration Procedure for Industry Disputes (the “FINRA Code”) and the Federal Rules of Evidence. All fees, costs, and expenses of FINRA arbitration, whether a single arbitrator or a panel of arbitrators is selected, including any hearing session fees, arbitration fees, surcharges, and filing fees, will be allocated as specified in the FINRA Code.
11.    Delaware Law. The 2002 Plan, the Notice of Award and this Agreement are governed by, and all Disputes arising under or in connection with the 2002 Plan, the Notice of Award and this Agreement shall be resolved in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules, to the extent not preempted by the federal laws of the United States of America.

12.    Forfeiture.

(a)    Forfeiture Pursuant to Restatement of Financial Results. Notwithstanding anything in the Award to the contrary, in the event that (i) the Company issues a restatement of financial results to correct a material error; (ii) the Committee determines, in good faith, that fraud or willful misconduct by Participant was a significant contributing factor to the need to issue such restatement; and (iii) some or all of the shares of Stock that were granted and/or other property earned prior to such restatement by Participant would not have been granted and/or earned, as applicable, based upon the restated financial results, Participant shall immediately return to the Company those shares of Stock, property received with respect to those shares of Stock, including any cash dividends paid with respect to those shares of Stock, any pre-tax income derived from ownership and any gross proceeds from disposition of such Stock and property, that would not have been granted and/or earned based upon the restated financial results (the “Repayment Obligation”), and all such shares of Stock (whether or not vested) shall immediately be forfeited. The Company shall be able to enforce the Repayment Obligation by all legal means available, including, without limitation, by withholding such amount from other sums and property owed by the Company to Participant.

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(b)    Forfeiture Pursuant to Fraud or Breach of Securities Law. Notwithstanding anything in the Award to the contrary, in the event that Participant:

(i)    is convicted by any court for fraud;

(ii)    is finally adjudicated by any court or is otherwise finally determined by a Regulatory Agency to be in violation of any Securities Law where the violation related to a period of time during which Participant was an Employee; or

(iii)    enters into a settlement agreement with a Regulatory Agency, with or without admission of any liability, in relation to or in connection with an allegation concerning a violation of any Securities Law by Participant where the violation or alleged violation related to a period of time during which Participant was an Employee, and the terms of the settlement agreement result in (x) Participant making, or being required to make, payment of any penalty or a payment in lieu of any penalty or redress in respect of such violation, or alleged violation; (y) the publication of any statement of reprimand or censure; or (z) Participant suffering any other penalty including (without limitation) suspension or termination of his status for the purposes of any Securities Law, all of Participant’s shares of Stock granted pursuant to this Agreement that have not vested shall immediately be forfeited without any payment to Participant therefor and Participant will immediately cease to have any further rights over or interest in such shares of Stock.

Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that only a portion of Participant’s shares of Stock specified by the Committee (or no such shares of Stock) shall be forfeited.

For the purposes of this Section 12(b), the following words shall have the following meanings:

“Regulatory Agency” shall mean in any jurisdiction any department of government, independent agency, authority appointed by statute or by government in connection with the supervision and/or enforcement of any Securities Law including, but not limited to, the U.S. Securities and Exchange Commission;

“Securities Law” shall mean any enactment, law, statute, rule, requirement or regulation in any jurisdiction relating to Securities that is or was applicable to the Company or that is or was applicable to Participant; and

“Securities” shall mean any shares, bonds, derivatives or other financial instruments or financial assets or any interest therein.

(c)    Other Repayment/Forfeiture. Any benefits Participant may receive hereunder shall be subject to repayment or forfeiture as may be required to comply with (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar laws, and implementing rules and regulations, of the European Union (as implemented by its member states and by the European Securities and Markets Authority) and of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to Participant.

END OF AGREEMENT

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RESTRICTIVE COVENANTS EXHIBIT
TO
FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT

1.Restrictive Covenants. This Section 1 of this Restrictive Covenants Exhibit to the Award Agreement shall apply if so indicated on the Notice of Award.

(a)Confidentiality.

(i)Confidential Information Obligations and Restrictions. Participant shall keep confidential and, except as the Company may otherwise consent to in writing, shall not divulge, communicate, disclose, or use to the detriment of the Company Group or for the benefit of any other person or persons, misuse in any way, or make any use of, except for the benefit of the Company Group, at any time either between the Award Date and the applicable Vesting Date or at any time thereafter, any Confidential Information (as defined below). Participant shall not disclose, deliver, reproduce, or in any way allow any such Confidential Information to be disclosed, delivered to or used by any third parties without the specific direction or consent of a duly authorized representative of the Company, except in connection with the discharge of Participant’s duties. Any Confidential Information now or hereafter acquired by Participant with respect to the business of the Company Group shall be deemed a valuable, special and unique asset of the Company Group that is received by Participant in confidence and as a fiduciary, and Participant shall remain a fiduciary to the Company with respect to all of such information. Notwithstanding anything to the contrary herein, Participant shall not have any obligation to keep confidential any information (and the term “Confidential Information” shall not be deemed to include any information) that (A) is generally available to the public through no fault or wrongful act of Participant in breach of the terms hereof, (B) is disseminated by the Company Group publicly without requiring confidentiality, (C) is required by law or regulation to be disclosed by Participant, or (D) is required to be disclosed by Participant to any government agency or person to whom disclosure is required by judicial or administrative process.

(ii)Permissible Disclosure of Confidential Information.

(A)Employee Rights Protected. Nothing in this Agreement shall limit or interfere with Participant’s right to file a charge or complaint with any Government Agency (as defined below) or ability, without notice to or authorization from the Company, to communicate with any Government Agency for the purpose of reporting a reasonable belief that a possible violation of law has occurred or may occur, or to participate, cooperate, provide information (including documents) or testify in any inquiry, investigation, proceeding or action that may be conducted by any Government Agency.  Participant will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of any Confidential Information or other trade secret that is made in confidence to a Government Agency or to an attorney solely for the purpose of reporting or investigating a suspected violation of law.  Participant will also not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of any Confidential Information or other trade secret that is made in a complaint or other document filed in a legal proceeding, if such filing is made under seal.  If Participant files a claim against the Company or any member of the Company Group alleging that the Company (or any member of the Company Group) retaliated against Participant for reporting a suspected violation of law, Participant may disclose the Confidential Information or other trade secret to Participant’s attorney and use the Confidential Information or other trade secret information in the legal proceeding provided Participant (i) files any document containing the Confidential Information or other trade secret under seal and (ii) does not otherwise disclose the Confidential Information or other trade secret, except pursuant to an order issued by the tribunal with jurisdiction over Participant’s claim.

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(B)Responding to Legal Process. Separately, to the extent Participant receives any subpoena, court order, or other legal process issued in any private litigation or arbitration regarding any matter or action involving the Company Group, then to the extent permitted by law or regulation, Participant shall, before providing any Confidential Information, give prompt prior written notice to the Company’s General Counsel in order to provide the Company with a reasonable opportunity to take appropriate steps to protect its Confidential Information to the fullest extent possible.

(b)Return of Confidential Material. Upon the completion or other termination of Participant’s services for the Company Group, Participant shall promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents, notes and books and data of any nature pertaining to any Confidential Information of the Company Group or to Participant’s services, and Participant will not take any description containing or pertaining to any Confidential Information or data of the Company Group which Participant may produce or obtain during the course of Participant’s services.

(c)Non-Solicit; Non-Interference. Participant agrees that the Company Group has invested substantial time, effort and expense in compiling its Confidential Information, in assembling its present staff of personnel and in attracting and/or contracting with its current clients and customers and its prospective clients and customers. In order to protect the confidentiality of Confidential Information and its connections with staff, clients and customers and prospective clients and customers, Participant agrees that, subject to any applicable jurisdiction specific limitations set forth in Section 1(c)(iii)(A)-(B) below, during Participant’s employment and during the Restricted Period, Participant shall not:

(i)either on Participant’s own account or in conjunction with or on behalf of any other person, directly or indirectly, solicit, approach, counsel, entice away or attempt to entice away any individual who during the Relevant Period is or was a Senior Employee of the Company Group to leave the employ of the Company Group, including by means of the supply of names or expressing views on suitability or otherwise; or

(ii)either on Participant’s own account or in conjunction with or on behalf of any other person, solicit, approach, contact, communicate with, or have business dealings, directly or indirectly, with any person who was an investor or business partner, a client or customer or prospective client or customer of the Company Group during the Relevant Period and with whom Participant had material business dealings during the Relevant Period; provided, that nothing contained in this Section 1(c)(ii) shall be deemed to prohibit Participant from seeking or doing any business which is not in direct or indirect competition with the business carried on by the Company Group.

(iii)Certain Limitations. If a court determines that a restriction set forth in Section 1(c)(i) or (ii) cannot be enforced as written because it is overbroad in part (such as time, scope of activity, or geography), the parties agree that a court shall enforce the restrictions to such lesser extent as is allowed by law and/or reform the overbroad part of the restriction to make it enforceable. If, despite the foregoing, any provision contained in this Section 1 is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect. In addition, the following provisions shall apply to limit, in whole or in part, the application of Section 1(c)(ii) of this Restrictive Covenants Exhibit:

(A)California.  For so long as Participant resides in California and California law controls Section 1(c)(ii) shall only be applicable to solicitation to the extent that Participant’s solicitation involves use or disclosure of the Company’s trade secrets.

(B)New York.   For so long as Participant resides in New York and New York law controls, Section 1(c)(ii) shall be deemed modified so that client or customer means a client or customer (person or entity) that Participant has relevant business-related dealings with or access to Confidential Information for the first time during employment with the Company Group.

(d)Participant accepts that the restrictions contained in this Section 1 are reasonable and necessary for the protection of the legitimate interests of the Company Group.

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(e)Definitions. For purposes of this Section 1, the capitalized terms below shall have the following meanings:

(i)“Company Group” means the Company and its Subsidiaries, partnerships, joint ventures and related and affiliated business entities.

(ii)“Confidential Information” means information disclosed to Participant or known by Participant as a consequence of or through the unique position of Participant’s employment with the Company or any of its Subsidiaries (including information conceived, originated, discovered or developed by Participant) prior to or after the Award Date, and not generally or publicly known, about the Company or its business, including, without limitation, data, information or other compilation of information of the Company Group relating to the products, processes, technical data, research and development, formulas, programs, test data, customer lists, investor lists, business plans, marketing plans, investment plans and strategies, pricing strategies or other subject matter pertaining to any business of the Company Group or any of its clients, customers, consultants, licensees or affiliates which Participant may produce, obtain or otherwise learn of during the course of Participant’s performance of services, including information expressly deemed to be confidential by the Company Group.

(iii)“Government Agency” includes any U.S. or non-U.S. national, federal, provincial, regional, state, or local governmental agency, commission or legislative body, or self-regulatory organization, including, by way of representative example only, any securities and financial regulators or employment and labor regulators.

(iv)“Restricted Area” means those territories within any country or state in which any member of the Company Group operates and where Participant was engaged to provide services or materially involved or the geographic regions or territories for which Participant is or was responsible during the last two years of employment with the Company Group.

(v)“Relevant Period” means the 12-month period up to and including the date of Participant’s termination of employment with the Company Group (or, where Participant is placed on garden leave, the 12-month period up to and including the date of the commencement of such period of garden leave).

(vi)“Restricted Period” means the 12-month period after the date of Participant’s termination of employment with the Company Group. The Restricted Period shall be reduced by any period spent on garden leave.

(vii)“Senior Employee” means any employee with whom Participant had material business dealings during the Relevant Period and who: (a) has direct business contact with clients or customers or prospective clients or customers as part of such employee’s day-to-day work; or (b) operates at a senior professional level or holds a management/executive role.

(f)Survival. This Section 1 shall survive the expiration or termination of Participant’s employment and shall survive the expiration or termination of the Award Agreement.

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APPENDIX A
TO
FRANKLIN RESOURCES, INC.
2002 UNIVERSAL STOCK INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
FOR NON-U.S. RESIDENT PARTICIPANTS
Notwithstanding the terms of the Restricted Stock Award Agreement (the “Base Agreement”) to which this Appendix A is attached, if Participant is not resident in the United States at the time of grant of the Award or at any time between the time of grant and vesting of the Award, the following terms and provisions shall amend and supersede the terms and provisions set forth in the Base Agreement to the extent set forth herein. In the event of any conflict between the Base Agreement and this Appendix A, the terms of this Appendix A shall prevail.

A.    Vesting.

Section 3(b) of the Base Agreement is amended to read in full as follows:

(b)    In the event of termination of Participant’s Continuous Status as an Employee (whether or not in breach of local labor laws and whether or not later found to be invalid) for any reason, Participant’s rights under the 2002 Plan, including but not limited to the right to receive shares of Stock, if any, and the vesting thereof will terminate effective as of the date that Participant is no longer an active employee of the Company or one of its Subsidiaries and will not be extended by any notice period, whether mandated under local law or agreed upon between the Company or a Subsidiary and Participant (e.g., active employment would not include a period of “garden leave” or similar period required pursuant to local law or the terms of any agreement between the Company or a Subsidiary and Participant). For avoidance of doubt, the foregoing provision expressly applies to any case where Participant’s employment is terminated by Participant for any reason, by the Company or a Subsidiary with or without cause for any reason, or in the event of any other termination of Participant’s employment caused directly or indirectly by the Company or a Subsidiary. All shares of Stock to the extent not yet vested under Section 3(a) on the date Participant ceases to be an active employee shall be forfeited by Participant without payment of any consideration to Participant therefor. Any shares of Stock so forfeited shall be canceled and returned to the status of authorized but unissued shares, to be held for future distributions under the Company’s 2002 Plan. The Committee shall have the exclusive discretion to determine when Participant is no longer an active employee for purposes of the grant of the shares of Stock.

B.    Withholding of Taxes.

Section 4 of the Base Agreement is amended to read in full as follows:

(a)    General. Regardless of any action the Company or any of its Subsidiaries, including Participant’s actual employer (the “Employer”), takes with respect to any or all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and may exceed the amount withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the shares of Stock, including the grant and issuance of the shares of Stock, the vesting of the shares of Stock, the subsequent sale of any of the unrestricted shares of Stock acquired pursuant to the vesting thereof and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the shares of Stock to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

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(b)    Payment of Withholding Taxes. Prior to any event in connection with the shares of Stock awarded (e.g., vesting) that the Company determines may result in any obligation to withhold or account for Tax-Related Items, Participant shall pay, or make adequate arrangements satisfactory to the Company and/or to the Employer (in their sole discretion) to satisfy, all withholding and payment on account obligations of the Company and/or the Employer (the “Tax Withholding Obligation”). In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from Participant’s wages or other cash compensation payable to Participant by the Company or the Employer. Alternatively, or in addition, if permissible under local law, the Company or the Employer, or their respective agents, may, in their sole discretion, satisfy the Tax Withholding Obligation by means of one of the following methods:
(i)    By Share Withholding. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, Participant authorizes the Company (in the exercise of its sole discretion) to withhold from those unrestricted shares of Stock to be delivered to Participant upon vesting under Section 3 above the whole number of shares sufficient to satisfy the Tax Withholding Obligation. If the obligation of Tax-Related Items is satisfied by Share withholding (i.e., reducing the number of unrestricted shares of Stock delivered upon vesting of the Units) as set forth herein, for tax purposes, Participant is deemed to have been issued the full number of shares subject to the shares awarded, notwithstanding that a number of the shares is held back solely for the purpose of satisfying the Tax Withholding Obligation. Share withholding will generally be used to satisfy the tax liability of individuals subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended.
(ii)    By Sale of Shares. Unless the Company permits Participant to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, and provided that the terms of this clause (ii) do not violate Section 13(k) of the Securities Exchange Act of 1934, as amended, Participant’s acceptance of the Stock awarded constitutes Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell or arrange for the sale of unrestricted Share of Stock to be delivered to Participant upon the vesting under Section 3 above to satisfy the Tax Withholding Obligation. Such shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. Participant will be responsible for all brokers’ fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. If the Tax Withholding Obligation is satisfied by sale of shares, the Company and the Employer will endeavor to sell only the number of shares required to satisfy Participant’s and/or the Employer’s obligation for Tax-Related Items; however, Participant agrees that the Company and/or the Employer may sell more shares than necessary to cover the Tax-Related Items and that, in such event, the Company will reimburse Participant for the excess amount withheld, in cash and without interest. Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy Participant’s obligation for Tax-Related Items. Accordingly, Participant agrees to pay to the Company or any of its Subsidiaries as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of shares described above.
(iii)    By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of days as determined by the Committee or its designee) before any Tax Withholding Obligation arises (e.g., a vesting date), Participant may request permission to satisfy the Tax Withholding Obligation by check, wire transfer or other means, by submitting such request, in writing, to the Company. If the Company approves Participant’s request, within five (5) business days of a vesting date (or such fewer number of days as determined by the Committee or its designee) Participant must deliver to the Company the amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check in U.S. dollars payable to the Company, or (z) such other means as specified from time to time by the Committee or its designee.

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Participant shall pay to the Company or to the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Participant’s participation in the 2002 Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver unrestricted shares of Stock or the proceeds of the sale of shares of Stock to Participant if Participant fails to comply with Participant’s obligation in connection with the Tax-Related Items.

C.    Forfeiture.

Section 12 of the Base Agreement is supplemented by the following provision:

In its sole discretion, the Committee may amend or waive the provisions of Section 12 of the Base Agreement, in whole or in part, to the extent necessary or advisable to comply with applicable laws, as determined by the Committee.

D.    Additional Provisions.

The Base Agreement is further amended by adding the following after the text of Section 12:

13.    Requirements of Law. The granting of the Award under the 2002 Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Stock will be issued or delivered to Participant under the 2002 Plan unless and until there has been compliance with such applicable laws, as determined by the Company.

14.    Nature of the Grant. In accepting the Award, Participant acknowledges that:

(a)the 2002 Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of shares of Stock, or benefits in lieu of shares of Stock even if shares of Stock or other services have been awarded repeatedly in the past;

(c)all decisions with respect to future grants of shares of Stock, if any, will be at the sole discretion of the Company;

(d)Participant’s participation in the 2002 Plan is voluntary;

(e)the Award and the shares of Stock subject to the Award are not intended to replace any pension rights or compensation;

(f)notwithstanding any language in the Agreement or the Notice of Award to the contrary, awards under the 2002 Plan, including the Award, and the shares of Stock subject to the Award, are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and the Award is outside the scope of Participant’s employment contract, if any;

(g)notwithstanding any language in the Agreement or the Notice of Award to the contrary, awards under the 2002 Plan, including the Award, and the shares of Stock subject to the Award, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company the Employer, or any Subsidiary or affiliate of the Company;

(h)the grant of the Award will not be interpreted to form an employment contract or relationship with the Company, the Employer or any Subsidiary or affiliate of the Company;

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(i)the future value of the shares of Stock is unknown and cannot be predicted with certainty;

(j)no claim or entitlement to compensation or damages arises from the forfeiture of the Award resulting from termination of Participant’s Continuous Status as an Employee of the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives Participant’s ability, if any, to bring such claim, and releases the Company or any Subsidiary or affiliate from any claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the 2002 Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents to request dismissal or withdrawal of such claims; and

(k)further, no claim or entitlement to compensation or damages arises if, in satisfying Participant’s (and/or the Employer’s) obligation for Tax-Related Items pursuant to Section 4 of the Base Agreement (as modified by this Appendix A), the Company and/or the Employer withholds an amount in excess of the amount legally required to be withheld, and in consideration of the grant of the Award to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives Participant’s ability, if any, to bring such claim, and releases the Company or any Subsidiary or affiliate from any claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the 2002 Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents to request dismissal or withdrawal of such claims.

15.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the 2002 Plan or acquisition or sale of shares of Stock. Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding his or her participation in the 2002 Plan before taking any action related to the 2002 Plan.

16.    Data Protection.

The Company’s External Privacy and Cookies Notice (the “External Privacy Notice”) is available online at: http://www.franklintempletonglobal.com/franklintempletonglobal/privacy (and “GDPR Frequently Asked Questions” can be found at the same URL).

The information in this Section 16 is provided to Participants by the Company for the exclusive purpose of processing Personal Data (as defined in the External Privacy Notice) in the context of implementing, administering and managing the 2002 Plan. For the purposes of this Section 17, the Company is the controller. Where local data protection laws require the appointment of a local representative, such representative will be the Company’s Data Protection Officer. A glossary of terms used in this Section 16 is provided below.

This Section 16 applies in addition to the Company’s Employee Privacy Notice which can be accessed via Passport.

Participant is responsible for: (i) providing the Employer and the Company with accurate and up-to-date Personal Data; and (ii) updating those Personal Data in the event of any material changes.

For any questions related to this Section 16 or relating to the Company’s processing of Personal Data, please contact the Data Protection Officer at [__________].

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Glossary

‘controller’ means the entity that decides how and why Personal Data are processed.

‘process’, ‘processing’ or ‘processed’ means anything that is done with Personal Data, including collecting, storing, accessing, using, editing, disclosing or deleting those data.

17.    Language. If Participant has received the Agreement or any other document related to the 2002 Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

18.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the 2002 Plan, on the Award and on any Shares acquired under the 2002 Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the 2002 Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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